UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 25, 2010

HEELYS, INC.

(Exact name of registrant as specified in its charter)

Delaware		75-2880496
(State or other jurisdiction of incorporation or organization)	Commission File No.: 001-33182	(IRS Employer Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006

(Address of principal executive offices and zip code)

(214) 390-1831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On November 25, 2010, a subsidiary of Heelys, Inc., Heeling Sports Limited (the “Company”), notified Privee AG Corporation (“Privee AG”), the Company’s independent distributor in Japan, that the Company will not be renewing its distributor agreement with Privee AG (the “Notice”), under which Privee AG acts as the Company’s exclusive distributor in Japan (the “Agreement”). Pursuant to the Notice, the Agreement will terminate on February 28, 2011 (the “Termination Date”), which is the expiration date of the current term of the Agreement.  For the nine months ended September 30, 2010, Privee AG accounted for 22.8% of the Company’s net sales. Privee AG acquired the Company’s previous Japanese distributor, AG Corporation, and terminated the management team responsible for selling the Heelys line in 2009. Sales in the Japanese market had dropped $1.1 million (17.0%) for the nine months ended September 30, 2010 compared to the same period in 2009. The Company will make alternate distribution arrangements prior to the Termination Date, and is currently exploring its opportunities in replacing its distribution capacity in Japan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Heelys, Inc.

Date: November 29, 2010	By:	/s/ Thomas C. Hansen
Thomas C. Hansen
Chief Executive Officer